Exhibit 99.1

Keane Increases Q4 2018 Outlook, Provides Capital Return Update

HOUSTON, Texas (December 12, 2018) - Keane Group, Inc. ("Keane" or the "Company") (NYSE: FRAC) today announced its latest financial forecast for the fourth quarter of 2018 and provided an update on its share repurchase activity.

Keane is updating its financial outlook for the fourth quarter of 2018, including revenue at the high-end of its previously communicated forecast, and Adjusted EBITDA above the previously forecasted range. The Company currently expects to achieve total revenue of approximately $490 million and Adjusted EBITDA of approximately $80 million. These forecasted results include approximately $15 million of labor and maintenance costs associated with keeping fleets market-ready.

“Our team is doing a great job partnering with our customers to maximize efficiency and deliver results above our previous outlook,” said Robert Drummond, Chief Executive Officer of Keane. “While our business is experiencing the anticipated lower completions activity resulting from sector-wide challenges, we are proud of our performance and ability to navigate these headwinds.”

Keane is also providing an update on its share repurchase program. To date, during the fourth quarter of 2018, Keane completed an additional $35.5 million in stock repurchases. Since April 2018, Keane has completed a total of $105.0 million in stock repurchases, representing 8.1 million shares and resulting in a current outstanding share count of approximately 104 million shares.

“The continued execution of buybacks evidences Keane’s ongoing commitment to capital return and value creation,” said Greg Powell, President and Chief Financial Officer of Keane. “We are pleased to have executed on $105 million of stock repurchases to date, and continue to believe that buybacks represent an attractive use of capital. Our differentiated model of partnering with customers under dedicated agreements, combined with our best-in-class execution, provides us with through-cycle visibility of our business activity and its profitability over time. These partnerships and visibility give us the continued confidence to invest in keeping a portion of our available fleets market-ready to support future activity and to continue to return capital to shareholders in a disciplined manner.”

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include hydraulic fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and ratios based on this financial measure. This measurement provides supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. This non-GAAP financial measure excludes the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA provides helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the Company’s future financial condition, results of operations, strategy and plans; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602
Marc Silverberg, ICR
marc.silverberg@icrinc.com

2